                                AMENDMENT TO THE
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


         This Amendment is made effective as of November 28, 2003 to the Amended and Restated Mutual Fund Custody and Services Agreement made as of May 16, 2002 (the "Agreement") by and between those registered investment companies listed on Appendix D hereto (each a "Fund") on behalf of certain of their respective series, as listed on Appendix D (individually and collectively the "Series") and Mellon Bank, N.A. (the "Custodian").

         WHEREAS, the Fund has retained the Custodian as their custodian pursuant to the Agreement; and

         WHEREAS, pursuant to Article IV.9.(d) of the Agreement, the Fund and the Custodian desire to amend certain provisions of the Agreement in the manner described below.

         NOW, THEREFORE, in consideration of the foregoing and mutual covenants herein contained, the parties agree as follows:

         1. To delete Appendix D to the Agreement and substitute the attached Appendix D.

         2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

         3. Capitalized terms not specifically defined herein shall have the same meaning ascribed to them under the Agreement.

         4. The Fund and the Custodian each hereby represent and warrant to the other that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or the Custodian to this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date set forth above.

DELAWARE INVESTMENTS FAMILY OF                   MELLON BANK, N.A.
FUNDS
On behalf of each Series set
forth on Appendix D attached hereto


By:      John J. O'Connor                        By:    Candice Walker
       --------------------------------               --------------------------
Name:    John J. O'Connor                        Name:  Candice Walker
Title:   Senior Vice President and               Title: Vice President
         Assistant Treasurer


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                                   APPENDIX D
                                   ----------

                                  LIST OF FUNDS
                            (AS OF NOVEMBER 28, 2003)

VOYAGEUR INSURED FUNDS
         Delaware Minnesota Insured Fund
         Delaware Tax-Free Arizona Insured Fund

VOYAGEUR INTERMEDIATE TAX FREE FUNDS
         Delaware Tax-Free Minnesota Intermediate Fund

VOYAGEUR INVESTMENT TRUST
         Delaware Tax-Free California Insured Fund
         Delaware Tax-Free Florida Fund
         Delaware Tax-Free Florida Insured Fund
         Delaware Tax-Free Missouri Insured Fund
         Delaware Tax-Free Oregon Insured Fund

VOYAGEUR MUTUAL FUNDS
         Delaware Minnesota High-Yield Municipal Bond Fund
         Delaware National High-Yield Municipal Bond Fund
         Delaware Tax-Free Arizona Fund
         Delaware Tax-Free California Fund
         Delaware Tax-Free Idaho Fund
         Delaware Tax-Free New York Fund

VOYAGEUR MUTUAL FUNDS II
         Delaware Tax-Free Colorado Fund

VOYAGEUR MUTUAL FUNDS III
         Delaware Core Equity Fund (formerly Delaware Growth Stock Fund) Delaware Select Growth Fund

VOYAGEUR TAX FREE FUNDS
         Delaware Tax-Free Minnesota Fund

VOYAGEUR ARIZONA MUNICIPAL INCOME FUND, INC.

VOYAGEUR COLORADO INSURED MUNICIPAL INCOME FUND, INC.

VOYAGEUR FLORIDA INSURED MUNICIPAL INCOME FUND

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND III, INC.

DELAWARE GROUP EQUITY FUNDS III
         Delaware Small-Cap Growth Fund
         Delaware Health Care Fund

DELAWARE GROUP INCOME FUNDS
         Delaware Core Bond Fund

DELAWARE POOLED TRUST
         The Core Plus Fixed Income Portfolio
         The Small-Cap Growth II Equity Portfolio